Exhibit 99.1

Faraday Future Receives Approval for Continued Listing from the Nasdaq Hearings Panel Subject to Certain Compliance Deadlines

Los Angeles, CA (June 27, 2024)--Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that the Company was notified on June 26, 2024 by The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel has granted the Company’s request for continued listing on Nasdaq subject to the Company’s compliance with the periodic reporting requirement by July 31, 2024, and the minimum bid price requirement by August 31, 2024. The Company is taking definitive steps to timely satisfy the conditions set forth in the decision letter and expects to update shareholders regarding any material events relating to the Company’s Nasdaq listing, as applicable.

The Company recently announced that it has taken steps to regain full Nasdaq compliance, including filing its 2023 Annual Report on Form 10-K at the end of May, engaging a new independent auditor, filing a preliminary proxy statement with a proposal to effect a reverse stock split, and committing to file its first quarter Form 10-Q no later than the end of July. In addition, the Company intends to timely file its second quarter Form 10-Q.

“We would like to thank the Nasdaq Hearings Panel for this decision as it is a positive step in the right direction for FF to regain full compliance,” said Matthias Aydt, Global CEO of FF. “We plan to continue on this trajectory of committing to completing additional requirements in the coming weeks.”

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem. FF remains dedicated to advancing electric vehicle technology to meet the evolving needs and preferences of users worldwide, driven by a pursuit of intelligent and AI-driven mobility.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s plan to regain compliance with Nasdaq listing standards, the Company’s intended reverse stock split, the Company’s intention to hold its annual meeting, and the timing of filing the Company’s periodic reports, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to satisfy the conditions for continued listing set forth by the Nasdaq Hearings Panel; the possibility that stockholder approval for the reverse stock split will not be obtained; the possibility that factors unrelated to the reverse stock split may impact the per share trading price of the Common Stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warrant claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; the ability of the Company to attract and retain employees; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 28, 2024, as amended on May 30, 2024 and June 24, 2024, and other documents filed by the Company from time to time with the SEC.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com